NEUMAN & DRENNEN, LLC Attorneys at Law
	TEMPLE-BOWRON HOUSE 1507 PINE STREET BOULDER, COLORADO 80302	Denver Office 4643 South Ulster Street, #1480 Denver, Colorado 80237
Clifford L. Neuman, P.C. E-mail: clneuman@neuman.com	Telephone: (303) 449-2100 Facsimile: (303) 449-1045	Telephone: (303) 221-4700 Facsimile: (303) 694.4633

July 27, 2001

E.C. Power, Inc.
236 West 27th Street
New York, NY 10001

         Re: S.E.C. Registration Statement of Form SB-2

Ladies and Gentlemen:

         We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United States Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by E.C. Power, Inc., a Colorado corporation, (the "Company") in connection with the offering of up to 2,000,000 Units, each Unit consisting of one share of Common Stock, $.001 par value, and one Common Stock Purchase Warrant and 10,296,911 shares of its Common Stock, as proposed and more fully described in such Registration Statement.

         We further consent to the reference in such Registration Statement to our having given such opinions.
Sincerely,

/s/ David H. Drennen
NEUMAN & DRENNEN, LLC